EXHIBIT 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C SECTION 1350)

In connection with the Quarterly Report of Roomlinx, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Michael S. Wasik, Chief Executive Officer and Edouard A. Garneau, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: 05/18/11

By:	/s/ Michael S. Wasik
Michael S. Wasik
Chief Executive Officer

Date: 05/18/11

By:	/s/ Edouard Garneau
Edouard Garneau
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Roomlinx, Inc. and will be retained by Roomlinx, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.